Exhibit 99.1

Rock Energy Resources, Inc. Announces "We Have Matured From An Exploration Company To A Production Company"

HOUSTON, Oct. 1, 2012 /PRNewswire/ -- Rock Energy Resources, Inc. (RCKE) is pleased to announce that as of September 26, 2012, we began producing gold in commercially viable quantities at our Red Arrow facility in Mancos, Colorado.

Refining and Inventories: We have completed the final installation stages of our metals refining process in less than ten months. Our first significant gold pour was on Wednesday, September 26th, moving us into a consistent production phase. Currently, we have estimates of over $1 Million of feed stock (concentrate) along with tons of high grade ore, ready to be pulled from the chutes. We now have all the ingredients of a commercial mining operation.

Sales: Sales will commence early this month and are expected to continue on an ongoing basis, with an initial weekly start-up of around $100K in metal production.

Guidance: We expect to continue in commercial production as we advance through the fourth quarter.

Mining and Milling Records: Published monthly production records will be available at www.americanpatriotgold.com.

Rocky Emery, Chairman and CEO of Rock Energy stated, "As a team full of excitement and gratitude, we are pleased to report that we are now producing gold. This is a testament to our team, as we have accelerated the Red Arrow project, founded by Mr. Craig Luikko who started work on reopening the mine in 1988. The Rock Energy Resources team has now taken the Red Arrow project from an exploration and development adventure to an operating gold producing mine. Fine tuning to the metal separation refining phase and to the pouring of gold has been quite exciting! We look forward to the future, as we build production and sales, thereby increasing shareholder value."

"GOLD-MADE IN AMERICA-SOLD EVERYWHERE"

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company's future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "anticipate," "contemplate," "target," "plan," "intends," "continue," "budget," "estimate," "may," "will," "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rocky V Emery Chairman & CEO
Rock Energy Resources, Inc.
Managing Member American Patriot Gold
10350 Richmond Avenue
Suite 800
Houston, Texas 77042
www.americanpatriotgold.com
Remery@americanpatriotgold.com
O: 832-449-3354
C: 832-691-7991